UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2009

ENTORIAN TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	333-110806	56-2354935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8900 Shoal Creek Boulevard, Suite 125 Austin, TX	78757
(Address of principal executive offices)	(Zip Code)

(512) 454-9531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2009 Bonus Incentive Plan

On February 5, 2009, the Board of Directors approved the 2009 Bonus Incentive Plan (the “Bonus Plan”), which applies to all U.S.-based employees of the Company.

Employees will be eligible to receive bonuses at a percentage of their base salaries, although the Chief Executive Officer may adjust the payments of non-executive employees based on performance. All payments will be subject to approval of the Compensation Committee of the Board of Directors, and in the case of the Company’s vice presidents and executive officers, the Compensation Committee shall determine the amount of bonus to be paid, if any.

The bonuses paid will be based on Adjusted Operating Income, which is defined as Pro Forma Operating Income, excluding bonus expense for the year. Pro forma Operating Income is defined as operating income as reported under generally accepted accounting principles (GAAP), less amortization and impairment of acquisition intangibles and stock option compensation expense (separately identified on the face of the reported GAAP profit and loss statement). The Board of Directors will establish a minimum level of Adjusted Operating Income and a goal level of Adjusted Operating Income for 2009. The Board will also set a bonus pool amount to be paid at each of the two levels. The Company must achieve the minimum level in order for any bonus to be paid for the year, although the Board may waive this threshold, as it deems appropriate. The payment will be scaled between the minimum and goal levels of Adjusted Operating Income amounts. The Board of Directors may declare a discretionary bonus in its sole discretion.

Percentage of Base Salary Based on Position:

Category	Base Bonus Multiplier
Chairman of the Board	1.00
President, CEO	1.00
SVP, Chief Financial Officer	0.75
SVP, General Counsel	0.70

Executive Employment Agreements

On February 5, 2009, the Board of Directors amended and restated the Executive Employment Agreements of W. Kirk Patterson, Senior Vice President and Chief Financial Officer, and Stephanie A. Lucie, Senior Vice President, General Counsel and Corporate Secretary. These

agreements were amended to include all equity grants instead of specific grants in the event of Termination without Cause (as defined in each agreement) and certain acceleration of these equity grants, as well as to extend the term of each agreement for two years.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	2009 Bonus Incentive Plan

99.2	Amended and Restated Employment Agreement of W. Kirk Patterson dated February 6, 2009

99.3	Amended and Restated Employment Agreement of Stephanie A. Lucie dated February 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTORIAN TECHNOLOGIES INC.

Date: February 9, 2009	By:	/s/ Stephanie Lucie
Stephanie Lucie
SVP, General Counsel and Corporate Secretary